UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2024, Stardust Power Inc. (the “Company”) entered into binding term sheets (collectively, the “Term Sheets”) with certain investors (collectively, the “Investors”), pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “Placement”). The Company and each Investor have agreed to enter into a securities purchase agreement (the “Purchase Agreement”) for the Placement as soon as practicable. The proceeds of the Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes.

The Purchase Agreements will contain customary representations and warranties and customary terms and conditions. The Investors have agreed to purchase, and the Company has agreed to issue and sell, up to $550,000 in shares of Company common stock, par value $0.0001 per share (“Common Stock”) at a price equal to 95% of the closing bid price of the Common Stock on the last trading day prior to the closing date for the Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Investor in the Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 (the “Warrants”). The Placement is expected to close in January 2025. Pursuant to the terms of the agreements previously disclosed in the Company’s Current Reports on Form 8-K filed on December 12, 2024 and December 17, 2024, the Company is obligated to issue additional Common Stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the Placement.

The Company agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission within 180 days of the closing date for the Placement to register the Common Stock to be issued to the Investors for resale, and to have such registration statement declared effective as soon as possible after filing.

The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 7, 2025, the Company announced the appointment of Chris Celano as the Company’s Chief Operating Officer, effective January 1, 2025.

Mr. Celano, age 54, previously served as President and Chief Executive Officer of IHI E&C International Corporation (“IHI”) beginning in January 2017, prior to which he served as General Counsel and Senior Vice President of Business Administration beginning in February 2013. Prior to his time at IHI, Mr. Celano served as Vice President and General Counsel at Vantage Drilling Company from May 2008 to May 2011. He started his career at the law firms of Olshan Frome Wolosky LLP and later Graham & James LLP and Elenoff Grossman & Schole LLP. Mr. Celano has a Bachelor’s Degree in Economics from Vanderbilt University, a J.D. from Boston College Law School, an LLM from New York University School of Law, and a Master’s Degree in Engineering from the Massachusetts Institute of Technology.

There are no transactions between the Company and Mr. Celano that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Celano and any other person pursuant to which Mr. Celano was appointed as Chief Operating Officer, and there are no family relationships between Mr. Celano and any director or executive officer of the Company.

2

In connection with his appointment, Stardust Power has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Celano, dated January 6, 2025 and effective January 1, 2025 (the “Celano Agreement”), that provides for an initial annual base salary of $350,000. The Celano Agreement also contains a customary confidentiality clause, an assignment of intellectual property provision, a conflict of interests provision and a one-year post termination non-solicitation clause. The foregoing description of the terms of the Celano Agreement is qualified in its entirety by the full text of the Celano Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is also anticipated that, subject to approval by the Company’s board of directors, Mr. Celano will be granted a restricted stock unit award under the Company’s 2024 Equity Incentive Plan with a grant date value of $1,500,000.

In connection with the appointment of Mr. Celano as Chief Operating Officer, the Company entered into an Indemnification Agreement with Mr. Celano pursuant to which the Company agreed to indemnify Mr. Celano to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance his expenses incurred as a result of any proceeding against him to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 12, 2024 and incorporated in this Item 5.02 by reference.

On January 7, 2025, the Company issued a press release announcing the appointment of Mr. Celano. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Designation of Chief Strategy Officer and Senior Advisor as Executive Officer

Additionally, on January 7, 2025, the Company made certain organizational changes, and in connection therewith, determined that in light of Paramita Das’s responsibilities and authority as Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, Ms. Das shall be designated as an “executive officer” of the Company within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and as an “officer” of the Company for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, effective January 1, 2025.

Ms. Das, age 47, has served as the Company’s Chief Strategy Officer and Senior Advisor since September 2024. Prior thereto, she served as Global Head of Marketing, Development and ESG, Metals and Minerals for Rio Tinto from June 2022 until February 2024 and was a member of the board of directors of Rio Tinto Services Inc. from July 2019 until September 2023. She has previously served in numerous other roles including as President of Rio Tinto Nickle Inc. from July 2019 to September 2023, as President and CEO of Alcan Primary Products Company, LLC from July 2019 to September 2023, as General Manager, Marketing and Development, Metals and Head of the Chicago Commercial Office of Rio Tinto from January 2018 to May 2022 and as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017. She has served on the boards of directors of Toromont Industries Ltd. since November 2024, Genco Shipping & Trading Limited (NYSE: GNK) since March 2024, and Coeur Mining, Inc. (NYSE: CDE) since May 2023. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children’s Museum from June 2019 to June 2021 and UN Women-USNC from 2014-2017. Ms. Das has a Bachelor’s Degree in Architectural Engineering from Guru Govind Singh Indraprastha University and a Master of Business Administration from the University of Louisville.

Except as set forth in this Item 5.02, there are no transactions between the Company and Ms. Das that would require disclosure under Item 404(a) of Regulation S-K. On December 17, 2024, an entity in which Ms. Das has an interest, as lender, entered into a term sheet with the Company providing for a loan in the aggregate principal amount of $250,000. The loan bears interest at a rate of 15% per year and matures on March 13, 2025. Pursuant to the loan, the lender is entitled to receive shares of Common Stock and warrants in connection with the closing of the Placement as disclosed in Item 1.01 above. Prior to the Company’s designation of Ms. Das as an executive officer, and since September 23, 2024, the date of her appointment, Ms. Das received compensation on the same terms as set forth below. There are no understandings or arrangements between Ms. Das and any other person pursuant to which Ms. Das was appointed as Chief Strategy Officer and Senior Advisor, and there are no family relationships between Ms. Das and any other director or executive officer of the Company.

In connection with her appointment, Stardust Power has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Ms. Das, effective January 1, 2025 (the “Das Agreement”), that provides for an initial annual base salary of $500,000. The Das Agreement also contains a customary confidentiality clause, an assignment of intellectual property provision, a conflict of interests provision and a one-year post termination non-solicitation clause. The foregoing description of the terms of the Das Agreement is qualified in its entirety by the full text of the Das Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the designation of Ms. Das, the Company entered into an Indemnification Agreement with Ms. Das pursuant to which the Company agreed to indemnify Ms. Das to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 12, 2024 and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Chris Edward Celano, effective January 1, 2025.
10.2	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Paramita Das, effective January 1, 2025.
99.1	Press release dated January 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stardust Power Inc.

Dated: January 7, 2025	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

4